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                                                                    EXHIBIT 21.2

                    SUBSIDIARIES OF SCOVILL FASTENERS INC.
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
                                   Jurisdiction of
Name                               Incorporation
------------------------------------------------------
PCI Group, Inc.                    Delaware

Scovill Canada Inc.                Montreal, Canada

Scomex, Inc.                       Delaware

Unifast-Scovill S.A.               Belgium

Scovill Puerto Rico, Inc.          Puerto Rico

Rau Fastener                       Delaware
  Company, L.L.C.

Scovill Fasteners, S.A. de         Mexico
  C.V. (Mexico)

Daude S.A.                         France
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